EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

OPERATING REVENUES:
Gas utility	$292.8	$281.2
Electric utility	132.1	142.1
Nonutility	199.6	161.5
Total operating revenues	624.5	584.8

OPERATING EXPENSES:
Cost of gas sold	112.9	111.6
Cost of fuel & purchased power	41.2	44.2
Cost of nonutility revenues	61.8	55.3
Other operating	224.3	200.0
Depreciation & amortization	67.8	63.9
Taxes other than income taxes	15.1	17.6
Total operating expenses	523.1	492.6

OPERATING INCOME	101.4	92.2

OTHER INCOME:
Equity in (losses) of unconsolidated affiliates	(0.5)	(0.2)
Other income - net	8.0	5.7
Total other income	7.5	5.5

INTEREST EXPENSE	21.3	22.1

INCOME BEFORE INCOME TAXES	87.6	75.6

INCOME TAXES	32.2	27.3

NET INCOME	$55.4	$48.3

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	82.9	82.8
DILUTED COMMON SHARES OUTSTANDING	83.0	82.8

BASIC AND DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.67	$0.58

EXHIBIT 99.2

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions)

	Three Months Ended
	March 31,
	2017	2016

OPERATING REVENUES:
Gas utility	$292.8	$281.2
Electric utility	132.1	142.1
Other	0.1	0.1
Total operating revenues	425.0	423.4

OPERATING EXPENSES:
Cost of gas sold	112.9	111.6
Cost of fuel & purchased power	41.2	44.2
Other operating	85.6	89.4
Depreciation & amortization	57.4	53.6
Taxes other than income taxes	14.4	17.1
Total operating expenses	311.5	315.9

OPERATING INCOME	113.5	107.5

OTHER INCOME - NET	7.0	5.6

INTEREST EXPENSE	17.6	17.5

INCOME BEFORE INCOME TAXES	102.9	95.6

INCOME TAXES	37.0	34.5

NET INCOME	$65.9	$61.1

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - in millions)

	March 31,	December 31,
	2017	2016

ASSETS
Current Assets
Cash & cash equivalents	$32.6	$68.6
Accounts receivable - less reserves of $6.6 &
$6.0, respectively	183.5	225.3
Accrued unbilled revenues	129.8	172.4
Inventories	117.3	129.9
Recoverable fuel & natural gas costs	27.1	29.9
Prepayments & other current assets	34.8	52.7
Total current assets	525.1	678.8

Utility Plant
Original cost	6,633.9	6,545.4
Less: accumulated depreciation & amortization	2,609.0	2,562.5
Net utility plant	4,024.9	3,982.9

Investments in unconsolidated affiliates	20.4	20.4
Other utility & corporate investments	36.6	34.1
Other nonutility investments	16.1	16.1
Nonutility plant - net	429.2	423.9
Goodwill	293.5	293.5
Regulatory assets	324.8	308.8
Other assets	42.0	42.2
TOTAL ASSETS	$5,712.6	$5,800.7

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$242.3	$302.2
Accrued liabilities	207.5	207.7
Short-term borrowings	101.4	194.4
Current maturities of long-term debt	124.1	124.1
Total current liabilities	675.3	828.4

Long-term Debt - Net of Current Maturities	1,590.2	1,589.9

Deferred Credits & Other Liabilities
Deferred income taxes	934.5	905.7
Regulatory liabilities	462.0	453.7
Deferred credits & other liabilities	260.2	254.9
Total deferred credits & other liabilities	1,656.7	1,614.3

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
83.0 & 82.9, respectively	731.6	729.8
Retained earnings	1,060.1	1,039.6
Accumulated other comprehensive (loss)	(1.3)	(1.3)
Total common shareholders' equity	1,790.4	1,768.1
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$5,712.6	$5,800.7

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55.4	$48.3
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	67.8	63.9
Deferred income taxes & investment tax credits	26.7	24.3
Provision for uncollectible accounts	1.8	2.6
Expense portion of pension & postretirement benefit cost	1.0	1.0
Other non-cash items - net	2.6	3.0
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	82.6	86.9
Inventories	12.6	11.1
Recoverable/refundable fuel & natural gas costs	2.8	(16.8)
Prepayments & other current assets	16.8	33.3
Accounts payable, including to affiliated companies	(48.8)	(38.1)
Accrued liabilities	0.2	(0.5)
Employer contributions to pension & postretirement plans	(1.4)	(16.2)
Changes in noncurrent assets	(5.5)	(6.4)
Changes in noncurrent liabilities	(2.1)	6.0
Net cash provided by operating activities	212.5	202.4

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from dividend reinvestment plan & other common stock issuances	1.5	1.5
Requirements for:
Dividends on common stock	(34.9)	(33.2)
Retirement of long-term debt	—	(60.0)
Net change in short-term borrowings	(93.0)	(14.5)
Net cash used in financing activities	(126.4)	(106.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets and other collections	0.6	0.4
Requirements for:
Capital expenditures, excluding AFUDC equity	(123.6)	(108.7)
Changes in restricted cash	0.9	—
Net cash used in investing activities	(122.1)	(108.3)

Net change in cash & cash equivalents	(36.0)	(12.1)
Cash & cash equivalents at beginning of period	68.6	74.7
Cash & cash equivalents at end of period	$32.6	$62.6

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$47.9	$40.4
Electric Utility Services	13.7	16.6
Other Operations	4.3	4.1
Total Utility Group	65.9	61.1

Nonutility Group
Infrastructure Services	(9.3)	(12.6)
Energy Services	(1.2)	0.1
Other Businesses	—	(0.2)
Nonutility Group	(10.5)	(12.7)

Corporate and Other	—	(0.1)

Vectren Consolidated	$55.4	$48.3

EARNINGS PER SHARE:
Utility Group	$0.80	$0.74
Nonutility Group	(0.13)	(0.16)
Corporate and Other	—	—

Reported EPS	$0.67	$0.58

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAS UTILITY (Millions):
Residential Margin	$105.9	$99.1
Commercial Margin	33.5	30.9
Industrial Margin	21.1	19.0
Other Margin	2.7	2.9
Regulatory Expense Recovery Mechanisms	16.7	17.7
Total Gas Utility Margin	179.9	169.6
Cost of Gas Sold	112.9	111.6
Total Gas Utility Revenue	$292.8	$281.2

GAS SOLD & TRANSPORTED (MMDth):
Residential	29.9	32.7
Commercial	13.0	14.3
Industrial	34.9	35.9
	77.8	82.9

AVERAGE GAS CUSTOMERS
Residential	941,333	932,680
Commercial	86,223	85,900
Industrial	1,738	1,725
	1,029,294	1,020,305

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Ohio)	92%	97%
Heating Degree Days (Indiana)	85%	92%

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

ELECTRIC UTILITY (Millions):
Residential Margin	$33.3	$35.2
Commercial Margin	24.3	24.8
Industrial Margin	23.0	26.0
Other Margin	0.9	1.3
Regulatory Expense Recovery Mechanisms	2.4	4.0
Wholesale and Transmission	7.0	6.6
Total Electric Utility Margin	90.9	97.9
Cost of Fuel & Purchased Power	41.2	44.2
Total Electric Utility Revenue	$132.1	$142.1

ELECTRICITY SOLD (GWh):
Residential	316.2	344.8
Commercial	284.9	295.0
Industrial	491.4	654.2
Other Sales - Street Lighting	6.0	6.1
Total Retail	1,098.5	1,300.1
Wholesale	78.8	9.4
	1,177.3	1,309.5

AVERAGE ELECTRIC CUSTOMERS
Residential	126,246	125,565
Commercial	18,600	18,498
Industrial	113	113
Other	40	39
	144,999	144,215

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Indiana)	85%	92%